Exhibit 10.2

ASSIGNMENT AND ASSUMPTION OF PURCHASE AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION OF PURCHASE AGREEMENT (this “Assignment”) is made as of August 4, 2016, between PETER CHIOU, an individual (the “Assignor”), and WELL THRIVE LIMITED, a Samoa international company (the “Assignee”).

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RECITALS

A. Assignor is the purchaser under that certain Purchase Agreement dated as of June 28, 2016, between SEMILEDS CORPORATION, a Delaware corporation, (the “Company”), and Assignor, as purchaser (the “Purchase Agreement”), pursuant to which Assignor agreed to acquire from the Company the Securities (as defined in the Purchase Agreement).

B. Assignor desires to assign to Assignee all of Assignor’s right, title and interest in, to and under the Purchaser Agreement, and Assignee desires to accept such assignment and to assume all obligations of Assignor under the Purchase Agreement, upon and subject to all of the terms and conditions hereinafter set forth.

AGREEMENT

NOW, THEREFORE, in consideration of the premises, One Million Dollars ($[1,000,000]) paid by Assignee to Assignor, the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor and Assignee hereby agree as follows:

1. Assignment and Assumption. Assignor hereby assigns to Assignee all of Assignor’s right, title and interest in, to and under the Purchase Agreement and all deposits delivered by Assignor thereunder, and Assignee hereby accepts such assignment, assumes all of Assignor’s obligations under the Purchase Agreement, agrees to be bound by all of the provisions thereof and to timely perform all of the obligations of the purchaser thereunder.

2. Authority. Each individual executing this Assignment on behalf of Assignee hereby represents and warrants to Assignor that (i) Assignee is a duly formed and existing entity in the jurisdiction of its formation, (ii) Assignee has full right and authority to execute and deliver this Assignment, and (iii) each person signing on behalf of Assignee is authorized to do so.

3. Representations and Warranties. Assignee hereby confirms that the representations and warranties of Assignor in Section 2 of the Purchase Agreement are true with respect to Assignee.

4. Guarantee.  Assignor hereby agrees to guarantee the obligations of Assignee under this Assignment in the event of Assignee’s non-performance of any of Assignee’s obligations hereunder or pursuant to the Purchase Agreement.

5. Partial Invalidity. If any term, provision or condition contained in this Assignment shall, to any extent, be invalid or unenforceable, the remainder of this Assignment and the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby and each and every term, provision and condition of this Assignment shall be valid and enforceable to the fullest extent permitted by law.

6. Further Assurances. Each of Assignor and Assignee hereby covenants that it will, at any time and from time to time upon request by the other, and without the assumption of any additional liability thereby, execute and deliver such further documents and do such further acts as the other party may reasonably request in order to fully effect the purpose of this Assignment.

7. Enforcement by the Company. The provisions of this Assignment shall inure to the benefit of and be enforceable by the Company and its successors and assigns.
8. Governing Law. This Assignment shall be governed by and construed in accordance with the laws of the State of Delaware.

9. Headings.  The headings of the sections of this Assignment are inserted solely for convenience or reference and are not a part of and are not intended to govern, limit or aid in the construction of any terms or provision hereof.

10. Entire Agreement. This Assignment is the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements between the parties hereto with respect thereto. This Assignment may not be altered, amended, changed, terminated or modified in any respect, unless the same shall be in writing and signed by the party to be charged and unless such amendment has been approved in writing by Assignor and the Company. All exhibits attached to this Assignment are incorporated herein by this reference. There shall be no presumption that this Assignment be construed more strictly against the party who itself or through its agent prepared it, it being agreed that all parties hereto have participated in the preparation of this Assignment and that each party had the opportunity to consult legal counsel before executing the same.

11. Successors. The provisions of this Assignment shall be binding upon, and shall inure to the benefit of, each of the parties hereto and their respective successors, transferees and assigns.

12. Counterparts. This Assignment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same agreement.  Signatures may be delivered by facsimile transmission or by e-mail in a portable document format (pdf).  All counterparts shall be deemed an original of this Agreement.

IN WITNESS WHEREOF, Assignor and Assignee have executed and delivered this Assignment under seal as of the date first above written.

ASSIGNOR

PETER CHIOU,
an individual

By:	/s/ PETER CHIOU
Date:	August 4, 2016

ASSIGNEE

WELL THRIVE LIMITED,
a Samoa international company

By:	/s/ Sheng-Chun Chang
Name:	Sheng-Chun Chang
Its:	Director
Date:	August 4, 2016

AGREED AND ACKNOWLEDGED BY:

SEMILEDS CORPORATION,
a Delaware corporation

By:	/s/ Trung Doan
Name:	Trung Doan
Its:	Chairman and Chief Executive Officer
Date:	August 23, 2016